Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Owl Rock Capital Corporation II:

We consent to the use of our report included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” on Form N-2.

/s/ KPMG LLP

New York, New York

February 1, 2017